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Exhibit 5

                                                              November 14, 2001

Neose Technologies, Inc.
102 Witmer Road
Horsham, PA  19044

                  Re:  Registration Statement on Form S-8 relating to the
                       Neose Technologies, Inc. Amended and Restated 1995 Stock Option/Stock Issuance Plan

Dear Sir/Madam:

                  Reference is made to a Registration Statement on Form S-8 of Neose Technologies, Inc. (the "Company") which is being filed with the Securities and Exchange Commission on the date hereof (the "Registration Statement"). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Registration Statement.

                  The Registration Statement covers 700,000 shares of Common Stock, $.01 par value, of the Company (the "Shares"), issuable by the Company pursuant to awards granted or available for grant under the Company's Amended and Restated 1995 Stock Option/Stock Issuance Plan, as amended (the "Plan").

                  We have examined the Registration Statement, including the exhibits thereto, the Company's Second Amended and Restated Certificate of Incorporation and By-Laws as currently in effect, the Plan and such other documents as we have deemed appropriate. In the foregoing examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the authenticity of all documents submitted to us as copies of originals.

                  Based upon the foregoing, we are of the opinion that the Shares, when issued and paid for in accordance with the terms of the Plan and any underlying option award agreements or letters, will be validly issued, fully paid and non-assessable.

                  We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended, or the rules and regulations thereunder.

                                   Sincerely,

                                  /s/ PEPPER HAMILTON LLP